Exhibit 99.4

Consent of Director Nominee

AMERICAN PHYSICIANS SERVICE GROUP, INC.

As of October 16, 2006

I hereby consent to be named in the Registration Statement on Form S-4 of American Physicians Service Group, Inc. (the “Company”) relating to the proposed offering of common shares in connection with a transaction in which American Physicians Insurance Exchange will convert from a Texas reciprocal insurance exchange to a Texas stock insurance company called American Physicians Insurance Company (“APIC”) and then merge with a wholly owned subsidiary of the Company, with APIC continuing as the surviving company and wholly owned subsidiary of APSG. I also hereby consent to be named in any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

By:	/s/ Norris C. Knight, Jr., M.D.
Norris C. Knight, Jr., M.D.

Norris C. Knight, Jr., M.D.

1002 Texas Boulevard, Suite 409

Texarkana, Texas 75501